Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 28, 2012, relating to the financial statements and financial highlights, which appear in the September 30, 2012 Annual Report to Shareholders of TETON Westwood Mighty Mites Fund, formerly GAMCO Westwood Mighty Mites Fund, TETON Westwood SmallCap Equity Fund, formerly GAMCO Westwood SmallCap Equity Fund, TETON Westwood Income Fund, formerly GAMCO Westwood Income Fund, TETON Westwood Equity Fund, formerly GAMCO Westwood Equity Fund, TETON Westwood Balanced Fund, formerly GAMCO Westwood Balanced Fund, and TETON Westwood Intermediate Bond Fund, formerly GAMCO Westwood Intermediate Bond Fund (Comprising The TETON Westwood Funds, formerly The GAMCO Westwood Funds), which report is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

January 28, 2013